EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2002, in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Ultimate Electronics, Inc. for the registration of 2,750,000 shares of it's common stock.

                      /s/ Ernst & Young

Denver, Colorado
April 5, 2002